Exhibit 99.1

News Release

Contacts:
Magma Design Automation Inc.
Monica Marmie	Milan G. Lazich
Marketing Communications Manager	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
monical@magma-da.com	milan.lazich@magma-da.com

Magma Announces Preliminary Results for Fourth Quarter and Revises Outlook for Fiscal 2006

SANTA CLARA, Calif., April 7, 2005 — Magma® Design Automation Inc. (Nasdaq: LAVA) today announced preliminary results for its fiscal 2005 fourth quarter, ended March 31, 2005, and a revised outlook for its fiscal year 2006, ending April 2, 2006.

Fiscal 2005 Fourth Quarter Update

For the quarter ended March 31, 2005, Magma booked total orders within guidance targets – and in fact at a record level for the company – but the company expects revenue and pro forma earnings per share to be below guidance targets.

Total orders booked are in the range of $70 million to $90 million for the fourth quarter. This constitutes a quarterly record for Magma and is consistent with the target range of $70 million to $90 million that the company provided during its Jan. 27, 2005 earnings call.

Magma estimates total revenue for the fourth quarter is in the range of $34.5 million to $35.5 million, about 10 percent below the target revenue range the company announced during its Jan. 27 earnings call. The fourth-quarter 2005 revenue shortfall resulted from delays in the processing of a number of completed sales orders; these delays prevented the orders from being recognizable in the fourth quarter in accordance with Magma’s revenue recognition policies. These orders were recorded as bookings in the fourth quarter and will be recognized as revenue during Magma’s fiscal 2006 first quarter, ending July 3, 2005. With this expected fourth-quarter revenue, total revenue for fiscal 2005 will increase 28 percent over fiscal 2004.

Magma estimates that pro-forma EPS for the fourth quarter is in the range of $0.06 to $0.10, below the target range of $0.18 to $0.20 announced during the Jan. 27 earnings call. Magma estimates that loss per share calculated on a basis consistent with accounting principles generally accepted in the United States (GAAP) is in the range of $(0.14) to $(0.10), below the previously expected range of $0.00 to $0.04 earnings per share. A table providing a quantitative reconciliation of our preliminary pro-forma results to our preliminary GAAP results is attached to this press release.

“Despite falling short of our revenue target in the fourth quarter the company continued to build on our market success, as our record bookings performance indicates,” said Greg Walker, Magma chief financial officer. “The lower-than-expected revenue occurred because we were unable to timely complete the processing of sales orders that had been fully approved and signed by our customers prior to the end of the quarter so that these orders could qualify for inclusion in the quarter under our revenue recognition policy. Had these orders been timely processed, our fourth-quarter revenue would have been within or very near our revenue guidance for the quarter.

“The revenue shortfall materially reduced our pro forma EPS,” Walker said. “In addition, expenses associated with Sarbanes-Oxley Section 404 compliance and with our litigation activity were significantly greater than expected, as was the negative impact of foreign exchange. These factors all further contributed to the lower-than-anticipated pro forma EPS.”

Fourth-quarter results are preliminary and are subject to the company’s management completing its customary quarterly closing and review procedures, and the independent registered public accounting firm completing its year-end audit procedures. Magma expects to release final results for its fourth quarter and its 2005 fiscal year on April 28, 2005, and to file its Annual Report on Form 10-K no later than June 14, 2005.

Fiscal Year 2006 Outlook

For fiscal year 2006 Magma expects total orders booked to increase between 15 percent and 20 percent over orders booked in fiscal 2005. This is unchanged from orders guidance provided during Magma’s Jan. 27 earnings call. “Although we are making no change to the level of new orders we expect to book in fiscal 2006, we are reducing the revenue we expect those orders to contribute in the quarter they are booked – what is typically referred to as ‘turns’ revenue,” Walker said. “The result of this change is that by mid-year fiscal 2006, the company expects 90 percent of revenue within the quarter to come from backlog and 10 percent from turns revenue. We believe this is consistent with current trends within the industry, which we consider a healthy practice.

“This revised revenue assumption will result in a revision to fiscal 2006 guidance that more realistically addresses the risks in our revenue model – the resulting changes are not a reassessment of our market prospects. We are reducing our pro-forma operating margin and pro-forma EPS targets to incorporate, among other factors, approximately $0.25 per share of expenses principally associated with litigation and Sarbanes-Oxley compliance anticipated in fiscal 2006,” Walker said.

Magma is revising its fiscal 2006 projections for revenue, operating margin and pro forma EPS as follows:

•	The company expects revenue growth of 7 percent to 12 percent in fiscal 2006 over fiscal 2005. During Magma’s Jan. 27 earnings call the company projected a revenue increase of between 20 percent and 25 percent in fiscal 2006.

•	Magma expects to achieve an operating margin of 15 percent to 20 percent for fiscal 2006. The company has previously expressed that it targets an operating margin of 25 percent.

•	Pro forma EPS is expected to be in the range of $0.35 to $0.45 in fiscal 2006. This represents a decline from the projected fiscal 2005 pro forma EPS of $0.60 and $0.63. Magma’s Jan. 27 guidance projected that fiscal 2006 pro forma EPS would be unchanged from fiscal 2005.

“We continue to be confident in the fundamental value our customers enjoy from using Magma products, so our expectations with regard to new orders in fiscal 2006 have not changed,” said Rajeev Madhavan, Magma chairman and chief executive officer. “We believe these adjustments to our revenue and profitability guidance are prudent steps as we continue managing the company to provide quality products to our customers and sound financial return for our stockholders.”

A Financial Data Supplement, containing detailed financial information intended to provide guidance and further insight into Magma’s business, will be made available online at http://investor.magma-da.com/supplement.cfm, in the Investor Relations section of the Magma website, when the company announces final financial results for the fourth quarter and fiscal 2005 on April 28.

Conference Call

Magma will discuss results for its fourth quarter and 2005 fiscal year, as well as financial guidance, during a live conference call April 28 at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 661-8947, conference ID #5386655

Elsewhere:	(706) 634-2358, conference ID #5386655

Following completion of the call, a webcast replay will be available at http://investor.magma-da.com/home.cfm through May 5, 2005. Those without Internet access may listen to a replay by telephone through May 5 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #5386655

Elsewhere:	(706) 645-9291, conference ID #5386655

About Magma Design Automation

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

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Magma is a registered trademark and “The Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation Inc. All other product and company names are trademarks and registered trademarks of their respective companies.

Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release, including statements in quotations and statements about Magma’s preliminary historical and projected financial results, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Magma’s actual results could differ materially from what is described in these forward looking statements as a result of many factors, including: the company’s customary quarterly financial closing procedures and auditor review; competition in the EDA market; Magma’s ability to integrate acquired businesses and technologies; higher-than-anticipated costs of litigation; higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). The company undertakes no additional obligation to update these forward-looking statements.

MAGMA DESIGN AUTOMATION, INC.

AS OF MARCH 31, 2005

IMPACT OF PROJECTED PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME (LOSS) PER SHARE

(Unaudited)

Quarter Ended March 31, 2005
GAAP diluted loss per share	$(0.14) to $(0.10)
Amortization of intangibles and acquired technology	$0.16
Amortization of deferred stock compensation	$0.02
Assets special write-off and other loss contingency	$0.02
Pro Forma diluted net income per share	$0.06 to $0.10

Year Ending April 2, 2006
GAAP diluted loss per share	$(0.33) to $(0.23)
Amortization of intangibles and acquired technology	$0.63
Amortization of deferred stock compensation	$0.05
Pro Forma diluted net income per share	$0.35 to $0.45